UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2009

CHINA GREEN AGRICULTURE, INC.
[Missing Graphic Reference]
(Exact name of Registrant as specified in charter)

Nevada	000-18606	36-3526027
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3rd Floor, Borough A, Block A. No.181 South Taibai Road Xi’an, Shaanxi Province People’s Republic of China 710065
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:	(011)-86-29-88266368

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 20, 2009, China Green Agriculture, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (the “Underwriter”) for the sale of 3,500,000 shares of the Company’s common stock, par value $0.001 per share, for a public offering price of $7.15 per share, less discounts and commissions of $0.3575 per share. Under the terms of the Underwriting Agreement, the Company has granted the Underwriter an option to purchase up to an additional 525,000 shares of common stock on the same terms within 30 days from the date of the Underwriting Agreement to cover over-allotments, if any. The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-159842) previously filed with the Securities and Exchange Commission.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the actual Underwriting Agreement, which is filed as an exhibit hereto.

Item 8.01.	Other Events.

On July 21, 2009, the Company issued a press release announcing that it had priced the public offering described in Item 1.01 of this report. The Company’s press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following is filed as exhibit to this report:

Exhibit No.	Description

1.1	Underwriting Agreement dated July 20, 2009 between the Company and Roth Capital Partners, LLC.
99.1	Press Release dated July 21, 2009.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2009

CHINA GREEN AGRICULTURE, INC. (Registrant)

By:	/s/ Tao Li
Tao Li,
President and Chief Executive Officer